Exhibit 10.1

WAIVER AND AMENDMENT NO. 1
TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Waiver and Amendment No. 1 to Second Amended and Restated Credit and Security Agreement (this “Amendment”), dated as of March 8, 2012, is made by and among STONERIDGE, INC., an Ohio corporation (the “Parent”), STONERIDGE ELECTRONICS, INC., a Texas corporation (“Electronics”), STONERIDGE CONTROL DEVICES, INC., a Massachusetts corporation (“Controls”, and together with Parent and Electronics, the “Borrowers”), various financial institutions which are a party to this Agreement (the “Lenders”), PNC Bank, National Association, a national banking association (“PNC Bank”), as Lead Arranger and Issuer (as hereinafter defined), and as administrative agent and collateral agent (the “Agent”)

WITNESSETH:

WHEREAS, the Borrowers (as hereinafter defined) have been extended certain financial accommodations pursuant to that certain Second Amended and Restated Credit and Security Agreement, dated as of December 1, 2011 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, various financial institutions (the “Lenders”) and PNC Bank, as Lead Arranger, Issuer, and Agent;

WHEREAS, the Borrowers consummated the PST Acquisition as of January 5, 2012;

WHEREAS, the Borrowers have failed to deliver to the Agent within the time periods set forth for delivery in the Credit Agreement certain documents in connection with the PST Acquisition in compliance with Section 7.1(g)(ii) (A), (B), (C) and (D), Section 9.16 and Section 9.17 of the Credit Agreement, which failures constitute Events of Default under Section 10.5 of the Credit Agreement (collectively, the “PST Defaults”);

WHEREAS, the Borrowers have failed to deliver, within 30 days of the Closing Date, evidence to the Agent that the Scottish Borrower has filed a form DTTP2 with the proper Governmental Body in the United Kingdom in accordance with Section 3.13(c) of the Credit Agreement, which failure constitutes an Event of Default under Section 10.5 of the Credit Agreement (the “Filing Default”, and collectively with the “PST Defaults”, the “Existing Defaults”);

WHEREAS, the Borrowers have requested that the Lenders and the Agent waive the Existing Defaults;

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement as outlined herein;

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

Section 1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Amendment.

Section 2 AMENDMENT TO THE CREDIT AGREEMENT

The Credit Agreement is hereby amended as follows:

2.1 Amendment to Section 3.13(c) -- Taxes; Withholding; Tax Indemnification. Section 3.13(c) of the Credit Agreement shall be amended by deleting the penultimate paragraph thereof in its entirety.

2.2 Amendment to Section 7.1(g)(ii) -- Merger, Consolidation, Acquisition and Sale of Assets. Section 7.1(g)(ii) of the Credit Agreement shall be amended by deleting subsections (A), (B), (C) and (D) thereof in their entirety and replacing them with the following subsections (A), (B), (C) and (D) to read as follows:

(A) [Reserved.]

(B) by March 2, 2012, a pro forma consolidated balance sheet of the Parent and its consolidated Subsidiaries (the “PST Acquisition Pro Forma”), based on recent financial data from the fiscal quarter ending September 30, 2011, which shall be accurate and complete in all material respects and shall fairly present the assets, liabilities and financial condition of the Parent and its consolidated Subsidiaries in accordance with GAAP consistently applied, but taking into account the PST Acquisition and the funding of all Advances in connection therewith, and (y) the PST Acquisition Pro Forma, together with the Pro Forma Borrowing Base Certificate dated as of November 30, 2011, shall reflect that Undrawn Availability as of any day after the PST Acquisition Date would be equal to or greater than Thirty Million Dollars ($30,000,000) on a pro forma basis (giving effect to the PST Acquisition and all Advances made and Letters of Credit issued in connection therewith as if made or issued on the PST Acquisition Date), and (z) on a pro forma basis (giving effect to the PST Acquisition and all Advances made and Letters of Credit issued in connection therewith as if made on or before December 31, 2010), the Loan Parties would be in compliance with the financial covenant regarding Fixed Charge Coverage Ratio set forth in Section 6.4, as if such financial covenant would be applicable notwithstanding the fact that Undrawn Availability may be in excess of Twenty Million Dollars ($20,000,000), for a period of four trailing fiscal quarters ending with each of the following fiscal quarters: the fiscal quarter ending December 31, 2010, the fiscal quarter ending December 31, 2011, and the fiscal quarter ending December 31, 2012;

(C) by March 2, 2012, updated versions of the most recently delivered projections under Section 9.11 covering a period of four fiscal quarters, commencing with the fiscal quarter in which the PST Acquisition Date will occur and otherwise prepared in accordance with the projections required to be delivered under Section 9.11 (the “PST Acquisition Projections”) and based upon the financial statements (I) of the Parent and its consolidated Subsidiaries for Parent’s most recently completed fiscal year and each fiscal quarter during the current fiscal year for which financial statements have been provided (or are required to have been provided) pursuant to Sections 9.7 and 9.8, respectively, in relation to the date of such required delivery of the PST Acquisition Projections, taking into account the PST Acquisition and (II) of PST for a period similar to the period described in clause (I) above, with such projections being based on underlying assumptions and estimates which Parent reasonably believes in good faith based on present circumstances of the most likely set of conditions and course of action for such projected period; and

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(D) by March 6, 2012, a certificate of the chief financial officer of the Borrowing Agent to the effect that: (x) the Loan Parties were solvent upon the PST Acquisition Date, (y) the PST Acquisition Pro Forma fairly presents the financial condition of the Parent and its consolidated Subsidiaries as of the PST Acquisition Date thereof after giving effect to the PST Acquisition and the projected repayment of a portion of the Obligations as of the PST Acquisition Date, and (z) the PST Acquisition Projections are based on underlying assumptions and estimates which Parent reasonable believes in good faith based on present circumstances of the most likely set of conditions and course of action for such projected period.

2.3 Amendment to Section 8.2 -- Conditions to Loans to Foreign Borrowers. Section 8.2 of the Credit Agreement shall be amended by (i) deleting the last word (“and”) from subsection (o) thereof and (ii) by deleting subsection (p) thereof in its entirety and replacing it with the following subsections (p) and (q) to read as follows:

(p)	Form DTTP2. With respect to Revolving Advances to the Scottish Borrower only, the Agent shall have received evidence, in form and substance reasonably satisfactory to the Agent, that the Scottish Borrower has completed and filed a form DTTP2 with the proper Governmental Body in the United Kingdom; and

(q)	Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

2.4 Amendment to Schedules to the Credit Agreement. Each of Schedule 4.14(j) (Securities Accounts), 5.2 (Incorporation/Organization/Formation), 5.5 (FEINS/Tax Returns), and 7.4 (Permitted Investments) to the Credit Agreement shall be amended by deleting each such existing schedule in its entirety and replacing it with the respective corresponding schedule attached as Annex I to this Amendment.

Section 3 WAIVER OF EXISTING DEFAULTS.

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Upon satisfaction of the conditions set forth in Section 5 hereof, the [Required] Lenders hereby waive the Existing Defaults and agree not to enforce their rights and remedies under the Credit Agreement with respect to the Existing Defaults. In all other respects, each of the Borrowers shall be and remain in full compliance with the Credit Agreement as amended by the provisions of this Amendment and the foregoing waiver shall not extend to prejudice any rights of the Agent or the Lenders in respect of any other breach, if any, by any Borrower of any other provisions of the Credit Agreement. The execution of this Amendment by each of the Borrowers shall serve as an acknowledgment (i) that the foregoing waiver shall not affect the continued legality, validity and binding effect of the Credit Agreement in its entirety and (ii) that the Credit Agreement continues to be fully enforceable in each case, except as otherwise waived herein or as amended by the provisions of this Amendment.

Section 4 REPRESENTATIONS AND WARRANTIES.

Each Borrower hereby represents and warrants to the Lenders, the Agent and the Issuer as follows:

4.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms. The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforceability is sought by proceedings in equity or at law).

4.2 No Default or Event of Default. Except for the Existing Defaults, no Default or Event of Default exists under the Credit Agreement as of the date hereof and no Default or Event of Default will occur as a result of the effectiveness of this Amendment.

4.3 Restatement of Representations and Warranties. The representations and warranties of such Borrower contained in the Credit Agreement, as amended by this Amendment, and the Other Loan Documents are true and correct on and as of the Amendment Effective Date (as defined below) of this Amendment as though made on the Amendment Effective Date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

Section 5 CONDITIONS TO EFFECTIVENESS.

The date and time of the effectiveness of this Amendment (the “Amendment Effective Date”) is subject to the satisfaction of the following conditions precedent:

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5.1 Execution. The Agent shall have received counterparts to this Amendment duly executed and delivered by an authorized officer of each other party hereto;

5.2 Certified Copies of the PST Charter Documents. The Agent shall have received copies of the articles of association of PST certified by the applicable Brazilian Governmental Body, and a copy of all other charter documents of PST, certified as being true, correct and complete by an officer of the Parent;

5.3 Certified Copies of the PST Acquisition Documents. The Agent shall have received copies of the final executed and delivered PST Acquisition Documents, each in form and substance reasonably satisfactory to the Agent, and certified as being true, correct and complete by an officer of the Parent;

5.4 Payment of Costs and Expenses. The Borrowers shall have paid all outstanding and reasonable costs, expenses and the disbursements of the Agent and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment, to the extent invoiced, as well as any other fees payable on or before the Amendment Effective Date pursuant to any fee letter or agreement, if any, with the Agent; and

5.5 Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

Section 6 COVENANTS.

The Borrowers shall deliver to the Agent as soon as possible, and in any event within the time periods (unless extended by the Agent in its sole discretion) specified below, the following, each in form and substance satisfactory to the Agent:

(a) No later than April 30, 2012, evidence that the Borrowers have complied with the requirements in Section 6.8 of the Credit Agreement within the time period set forth therein;

(b) No later than April 30, 2012, to the extent required under applicable law, either (i) an executed amendment to the Amended and Restated Pledge Agreement, dated as of December 15, 2011, among Alphabet Brasil, the Agent, and PST, such amendment to be in substantially the same form as the amendment to the pledge agreement used to secure the 2010 Note Collateral Agent for the benefit of the 2010 Noteholders or (ii) an executed pledge agreement among Alphabet Brasil, the Agent and PST, in substantially the same form as the pledge agreement used to secure the 2010 Note Collateral Agent for the benefit of the 2010 Noteholders;

(c) Contemporaneously with the execution and delivery of the documentation set forth in clause (b) above, a favorable opinion of counsel to Alphabet; and

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(d) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Section 6 shall be satisfactory in form and substance to the Agent and its counsel.

The failure of the Borrowers to satisfy the requirements in this Section 6 on or before the time period applicable thereto as set forth herein (or such later date as shall be consented to by the Agent in its sole discretion) shall constitute an immediate “Event of Default” under the Credit Agreement, without the need for demand or notice of any kind.

Section 7 MISCELLANEOUS.

7.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio with out giving effect to the conflict of laws rules thereof.

7.2 Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

7.3 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

7.4 Headings. Section headings used in this Amendment are for the convenience of reference only and are not a part of this Agreement for any other purpose.

7.5 Negotiations. Each Borrower acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Agent, the Issuer and the Lenders.

7.6 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not, except as set forth in Section 3 of this Amendment with respect to the Existing Defaults, operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Lenders, the Issuer or the Agent under the Credit Agreement or the Other Loan Documents, or (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any Other Loan Document. Further, other than as set forth in Section 3 of this Amendment with respect to the Existing Defaults, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Credit Agreement as amended by this Amendment.

7.7 Reaffirmation. Each Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Other Loan Documents to which it is a party and (ii) ratifies and reaffirms its grant of security interests and Liens under such documents and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations.

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7.8 Release of Claims. In consideration of the Lenders’, the Issuer’s and the Agent’s agreements contained in this Amendment, each Borrower hereby irrevocably releases and forever discharge the Lenders, the Issuer and the Agent and their Affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any Other Loan Document on or prior to the date hereof.

7.9 Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

[SIGNATURES FOLLOW]

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Each of the parties has signed this Amendment as of the day and year first above written.

BORROWERS:

STONERIDGE, INC.

By:	/s/ George E. Strickler
Name:	George E. Strickler
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

STONERIDGE CONTROL DEVICES, INC.

By:	/s/ George E. Strickler
Name:	George E. Strickler
Title:	Vice President and Treasurer

STONERIDGE ELECTRONICS, INC.

By:	/s/ George E. Strickler
Name:	George E. Strickler
Title:	Vice President and Treasurer

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AGENT:

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Joseph G. Moran
Name:	Joseph G. Moran
Title:	Senior Vice President

ISSUERS:

PNC BANK, NATIONAL ASSOCIATION, as Issuer

By:	/s/ Joseph G. Moran
Name:	Joseph G. Moran
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as an Issuer

By:	/s/ Katherine C. Cliffel
Name:	Katherine C. Cliffel
Title:	Vice President and Authorized Signor

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LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph G. Moran
Name:	Joseph G. Moran
Title:	Senior Vice President

COMERICA BANK., as a Lender

By:	/s/ Brandon Welling
Name:	Brandon Welling
Title:	Vice President

J PMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Katherine C. Cliffel
Name:	Katherine C. Cliffel
Title:	Vice President and Authorized Signor

FIFTH THIRD BANK, as a Lender

By:	/s/ Marty McGinty
Name:	Marty McGinty
Title:	Vice President

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ANNEX I

[Updated Schedules to the Credit Agreement]